UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

July 31, 2010

814-00201
(Commission File Number)

MVC CAPITAL, INC.
(the "Fund")
(Exact name of registrant as specified in its charter)

DELAWARE, 943346760
(Jurisdiction of Incorporation) (IRS Employer Identification Number)

Riverview at Purchase
287 Bowman Avenue
2nd Floor
Purchase, NY  10577
(Address of registrant's principal executive office)

(914) 701-0310
(Registrant's telephone number)
_______________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

As part of its regular quarter-end review, the Fund's Valuation Committee made determinations regarding the fair values of the Fund's investments, resulting in an aggregate net decrease of approximately $18 million or $.75 per share, effective July 31, 2010. The fair values of the following portfolio companies were adjusted:  BP Clothing, LLC, GDC Acquisitions, LLC, MVC Automotive Group B.V., Ohio Medical Corporation, Previsor, Inc., and Security Holdings, B.V.

Consistent with the Fund’s valuation procedures and ASC 820 (formerly FAS 157), the Valuation Committee took into account many factors, including the performance of its portfolio companies, as well as the impact of changes in market multiples within certain sectors and fluctuations in currency valuations.

The Fund’s net asset value as of July 31, 2010 is approximately $17.35 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MVC CAPITAL, INC.

By:	/s/ Michael Tokarz
Michael Tokarz
Chairman

Dated August  2, 2010